SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2006

Edgemont Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-130586	98-0453895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112-2906 West Broadway, Vancouver, B.C., Canada	V6K 2G8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (778) 230-0696

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Modification or Termination of a Materially Definitive Agreement

On June 23, 2006, based upon a recommendation from Carl A von Einsiedel, P. Geo., the Company’s Geological Consultant, the board of directors decided to suspend all further mineral exploration programs on the Johnson Mineral Claims.

The Company had originally decided to work on the Johnson Creek property because the drilling results from the adjoining property looked extremely promising. Follow up drilling, however, didn’t support this promising outlook.

Consequently, Amarc terminated its earn-in agreement on the property, and the board concluded that without Amarc’s involvement the project would not be feasible.

The President has been tasked to seek out another project or business opportunity and to recommend any changes in the Company’s structure or operations which might conducive to supporting a new plan of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemont Resources Corp.

Date:	June 23, 2006

By: /s/ William Iversen William Iversen Title: Chief Executive Officer and Chief Financial Officer